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                                                                     Exhibit 4.2
                      [FORM OF SERIES B RIGHTS CERTIFICATE]
Control No.

[LIBERTY MEDIA INTERNATIONAL, INC. LOGO]
________________________________________________________________________________

SERIES B RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF SERIES B COMMON STOCK FOR
     HOLDERS OF RECORD AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 26, 2004. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 23, 2004,
                        UNLESS EXTENDED BY THE COMPANY.
________________________________________________________________________________

As the registered owner of the Series B Rights Certificate below, you are entitled to subscribe for the number of shares of Series B common stock, par value $.01 per share (the "Series B Common Stock"), of Liberty Media International, Inc., a Delaware corporation (the "Company"), shown below. Each whole transferable subscription right (each a "Series B Right") entitles the holder to subscribe for and purchase one share of Series B Common Stock (the "Basic Subscription Privilege") at a subscription price of $27.50 per share (the "Subscription Price"), pursuant to a rights offering (the "Rights Offering"). If any shares of Series B Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the "Oversubscription Privilege") as described in the prospectus (the "Prospectus"), dated July 19, 2004.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., AT (800) 488-8035.

________________________________________________________________________________

             EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
                ON AUGUST 23, 2004 UNLESS EXTENDED BY THE COMPANY

Control No.                   Series B Rights Represented by this Series B
                              Rights Certificate

CUSIP No.   530719 12 9       Maximum Shares Available Pursuant to Basic
                              Subscription Privilege

          (Complete appropriate section on reverse side of this form.)

The Company is conducting a Rights Offering, which entitles the holders of Series B Common Stock, at 5:00 p.m. New York City time, on July 26, 2004 (the "Record Date"), to receive .20 Series B Rights for each share of Series B Common Stock held by them of record on the Record Date. Each whole Series B Right entitles the holder thereof to subscribe for one share of Series B Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Series B Common Stock pursuant to its Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with this Series B Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Shares of Series B Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time. No fractional Series B Rights or cash in lieu thereof will be issued or paid. Set forth above is the number of Series B Rights evidenced by this Series B Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder's Basic Subscription Privilege.

THIS SERIES B RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SERIES B RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT. RIGHTSHOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR SERIES B RIGHTS, THEY MAY NOT RECEIVE A NEW SERIES B RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE, ASSIGN, TRANSFER OR SELL THE REMAINING SERIES B RIGHTS EVIDENCED THEREBY.
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To subscribe for shares pursuant to your Basic Subscription Privilege please complete line "A" and Section 1 below.

Example: 100 Series Rights = 100 shares of Series B Common Stock pursuant to Basic Subscription Privilege

                100       x  $     $27.50        = $ 2,750.00  payment
          ---------------   --------------------    ----------
          (No. of shares)   (Subscription Price)

To subscribe for shares pursuant to your Oversubscription Privilege, please complete line "B" and Section 1 below.

If you want the Subscription Agent to attempt to sell your unexercised Series B Rights, check box "D" below and complete Section 1. If you want a new Series B Rights Certificate evidencing any unexercised Series B Rights delivered to you or to someone else, check box "E" below, and indicate the address to which the shares should be delivered in Section 1. If you want some or all of your unexercised Series B Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box "F" below and complete Section 2.

PAYMENT OF SHARES: Full payment for shares subscribed for pursuant to both your Basic Subscription Privilege and Oversubscription Privilege must accompany this Series B Rights Certificate or a notice of guaranteed delivery. Please reference your Series B Rights Certificate Number on your check, bank draft, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Series B Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Series B Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Series B Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to purchase a number of shares of Series B Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered.
________________________________________________________________________________

To:  EQUISERVE
     Attention:  Corporate Actions

BY FIRST CLASS MAIL:        BY OVERNIGHT DELIVERY:     BY HAND:
EquiServe Trust Co. N.A.    EquiServe Trust Co. N.A.   Securities Transfer and Reporting Services, Inc.
PO Box 859208               161 Bay State Drive        c/o EquiServe
Braintree, MA 02185-9208    Braintree, MA 02184        100 Williams St. 3rd Floor
                                                       New York, NY 10038

                    PLEASE FILL IN ALL APPLICABLE INFORMATION

__________________________________________________________________________________  _____________________________________________

A. Basic Subscription Privilege                  x        $27.50        = $          D. Sell any unexercised Series B Rights [ ]
 (1 Series B Right = 1 Share)    ---------------   --------------------
                                 (No. of Shares)   (Subscription Price)
__________________________________________________________________________________  _____________________________________________
__________________________________________________________________________________  _____________________________________________

B. Oversubscription Privilege 1                  x        $27.50        = $         E. Deliver a certificate representing ______
 (1 Series B Right = 1 Share)    ---------------   --------------------                unexercised Series B Rights to the
                                 (No. of Shares)   (Subscription Price)                address in Section 1   [ ]
__________________________________________________________________________________  _____________________________________________
__________________________________________________________________________________  _____________________________________________

C. Amount Enclosed                                                      = $         F. Transfer _______ Series B Rights to the
                                                                                       Transferee designated in Section 2   [ ]
__________________________________________________________________________________  _____________________________________________

(1) The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is fully exercised.
________________________________________________________________________________

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Series B Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Series B Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL: If I have checked the box on line D, I authorize the sale of Series B Rights by the Subscription Agent according to the procedures described in the Prospectus.

_____________________________________________
Signature(s) of Subscriber(s)

_____________________________________________
Address for delivery of Shares or certificate representing unexercised Series B Rights

If permanent change of address, check here [ ]
Please give your telephone number (   ) _____________________________
Please give your email address: _____________________________________

SECTION 2.  TO TRANSFER SERIES B RIGHTS (pursuant to line F above):

      For value received, _________ of the Series B Rights represented by this Subscription Certificate are assigned to:

            _________________________________________________________
                          (Print full name of Assignee)
            _________________________________________________________
                              (Print full address)
            _________________________________________________________
                             (Signature of Assignee)

IMPORTANT: The Signature must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):

_____________________________________________

Guaranteed By (signature/title):

_____________________________________________
________________________________________________________________________________